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                                                                    EXHIBIT 99.8


          STOCK OPTION AGREEMENT, dated as of the _________ day of __________ 1998, by and between TicketsLive Corporation, a New York corporation (the "Company"), and [name] the (the "Optionee"), an [employee] of the Company.

          Pursuant to the Company's Incentive Program approved September 8, 1997 (the "Plan"), the Administrator of the Plan (the "Committee") has determined that the Optionee is to be granted an option (the "Option") to purchase shares of the Company's Common Stock, par value $.01 per share ("Common Stock"), on the terms and conditions set forth herein and in the Grant Notice attached as Exhibit A hereto, and hereby grants such Option. Any capitalized terms not defined herein shall have their respective meanings set forth in the Plan. This Stock Option Agreement is intended to be an employee benefit plan within the meaning of Rule 405 of the Securities Act of 1933.

          1. Number of Shares and Option Price. The Option entitles the Optionee to purchase _________ shares of Common Stock (the "Option Shares"), at a price (the "Option Price") of $[ ] per share, which is not less than the Fair Value of the Option Shares as of the date hereof. In the event that the Fair Value of the Common Stock is less than the Option Price, the Administrator may, in its discretion, reduce the Option Price for the Options to the Fair Value as of such date.

          2. Period of Option. The term of the Option and of this Option Agreement shall commence on the date hereof (the "Date of Grant") and, unless the Option is previously terminated pursuant to this Option Agreement, shall terminate upon the expiration of ten (10) years from the Date of Grant. Upon the termination of the Option, all rights of the Optionee hereunder shall cease.

          3. Conditions of Exercise. (a) Subject to the provisions of paragraphs (b) and (c) of this Section 3, the Option shall vest and become exercisable in 48 equal monthly installments commencing at the end of the first full calendar month after the date of grant.

          (b) Except as set forth in Section 3(c) below, no portion of the Option shall vest and become exercisable prior to the six month anniversary of the commencement of the Optionee's employment with the Company (the "Six Month Anniversary"), provided that on the Six Month Anniversary, all Options that would have vested by such date pursuant to Section 3(a), above but for the application of this Section 3(b) shall vest and become immediately exercisable.

          (c) Any portion of the Option that is outstanding and not yet fully exercisable shall become fully exercisable immediately prior to the date upon which a Change of Control occurs. For purposes hereof, "Change of Control" means:

          (A) any person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act, whether or not the Corporation has any

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               capital stock subject to such section), other than Karen Goetz, together with any affiliates and associates of any such person or member of such group (within the meaning of Rule 12b-2 under the Securities Exchange Act, whether or not the Corporation has any capital stock subject to such Section), shall at any time beneficially own (within the meaning of Rule 13d-3 under the Securities Exchange Act, whether or not the Corporation has any capital stock subject to such Section) more than 50% of the total voting power of all classes of capital stock of the Corporation entitled to vote generally for the election of directors of the Company;

          (B) the sale, lease, transfer or other disposition of all or substantially all of the consolidated assets of the Corporation and its subsidiaries or of any Significant Subsidiary in a single transaction or series of related transactions.

          (C) the corporation or any subsidiary thereof is consolidated with or merged into any other person or entity, or any other person or entity (other than a wholly-owned subsidiary of the Company) is merged into or sells, leases or transfers all or substantially all of its property, assets or capital stock to the Company.

          (d) Notwithstanding anything to the contrary herein, no portion of the Option shall vest and become exercisable following the effective date of the termination of the Optionee's employment for any reason.

          (e) Except as otherwise provided herein, the right of the Optionee to purchase Option Shares with respect to which this Option has become exercisable as herein provided may be exercised in whole or in part at any time or from time to time prior to the tenth anniversary of the Date of Grant.

          4. Adjustment of Option. The number and class of shares subject to the Option and the Option Price shall be subject to appropriate adjustment in the event of changes in the capital stock of the Company by reason of stock dividends, split-ups or combinations of shares, reclassification, mergers, consolidations, reorganizations or liquidations. Subject to any required action of the shareholders of the Company, if the Company shall be the surviving corporation in any merger or consolidation, the Option (to the extent that it is still outstanding) shall pertain to and apply to that number of securities that a holder of the same number of shares of Common Stock as are then subject to the Option would have been entitled to receive in exchange for such shares. To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Board of Directors of the Company, whose determination in that respect shall be final, binding and conclusive.

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            5. Non-transferability of Option. Except as otherwise provided herein, the Option and this Option Agreement shall not be transferable. More Particularly, but not by way of limiting the generality of the foregoing, except as otherwise provided herein, the Option may not be assigned, transferred, pledged or hypothecated in any way, shall not be assignable by operation of law, and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Option contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Option shall be null and void and without effect.

            6. Exercise of Option (a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Optionee (or any other person or persons exercising the Option) must take the following actions:

                    (i) Deliver to the Secretary of the Company an executed notice of exercise in substantially the form of Exhibit B to this Agreement (the "Exercise Notice") in which there is specified the number of Option Shares which are to be purchased under the exercised option.

                    (ii) Pay the aggregate Option Price for the purchased shares in one or more of the following forms:

                    (A)  cash or check made payable to the Company; or

                    (B) a promissory note payable to the Company, but only to the extent approved by the Administrator.

                    The Option Price may also be paid as follows:

                    (C) on and after the date of the initial public offering of the Common Stock, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Company designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Option Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.
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               Except to the extent the sale and remittance procedure is
          utilized in connection with the option exercise, payment of the Option Price must accompany the Exercise Notice delivered to the Company in connection with the option exercise.

                    (iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Optionee) have the right to exercise this option.

                    (iv) Execute and deliver to the Company such written representations as may be requested by the Company in order for it to comply with the applicable requirements of Federal and state securities laws.

                    (v) Pay, in cash or check made payable to the Company, for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

               (b) As soon as practical after the exercise date set forth in the Exercise Notice, the Company shall issue to or on behalf of Optionee (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

               (c) In no event may this option be exercised for any fractional shares.

               (d) The Optionee will not be deemed to be a holder of any Option Shares pursuant to exercise of the Option until the date of the issuance of a stock certificate for such Option Shares and until the Option Shares are paid in full.

          7. Drag Along Right. In the event that the holders of a majority of the issued and outstanding Common Stock agree in a bona fide arms' length transaction or series of transactions (the "Transaction") to sell 51% or more of the aggregate number of shares of Common Stock then held by them (the "Selling Stockholders"), then upon the demand (the "Demand") of such Selling Stockholders, the Optionee will sell the same percentage of its Option Shares held by it, as is proposed to be sold by the Selling Stockholders, at the same price and on the same terms and conditions as those set forth in the Demand, to the buyer designated by the Selling Stockholders.

          8. Termination by Death. If the Optionee's employment with the Company or any of its affiliates terminates by reason of death, the Option may thereafter be exercised by the legal representative of Optionee's estate, to the extent vested as of the date of such death until the earlier of (i) one year following such date of (ii) ten years
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following the Date of Grant.

          9. Other Termination. If the Optionee's employment with the Company or any of its affiliates terminates for any reason other than death, the Option may be exercised, to the extent vested as of the date of such termination and subject to Section 7(c), until the earlier of (i) ninety (90) days following the date of such termination or (ii) ten (10) years following the Date of Grant.

          10. Notices. Any notice required or permitted under this Option Agreement shall be deemed given when delivered personally,or when deposited in a United States Post Office, postage prepaid, addressed, as appropriate, to the Optionee either at the address herein below set forth or such other address as the Optionee may designate in writing to the Company, or to the Company:
Attention: Secretary (or his designee), at the Company's address or such other address as the Company may designate in writing to the Company may designate in writing to the Optionee.

          11. Failure to Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Option Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

          12. Governing Law. This Option Agreement shall be governed by and construed according to the laws of the State of New York without regard to its principles of conflict of laws.

          13. Incorporation of Plan. The Plan is hereby incorporated by reference and made a part hereof, and the Option and this Option Agreement shall be subject to all terms and conditions of the Plan.

          16. Amendments. This Option Agreement may be amended or modified at any time only be an instrument in writing signed by the parties hereto.

          17. Rights as a Shareholder. Neither the Optionee nor any successor in interest shall have any rights as a stockholder of the Company with respect to any shares of Common Stock subject to the Option until the date of issuance of a stock certificate for such shares of Common Stock.

          18. Agreement Not a Contract of Employment. Neither the Plan, the granting of the Option, this Option Agreement nor any other action taken pursuant to the Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Optionee has a right to continue as an employee of the Company or any subsidiary or affiliate for any period of time or at any specific rate of compensation.

          19. Investment Representation. Upon the exercise of all or any part of the Option, the Committee may require the Optionee to furnish to the Company an agreement (in such form as the Committee may specify) in which the Optionee shall represent that the share of Common Stock to be acquired upon exercise of the Option are to be
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acquired for the Optionee's own account and not with a view to the sale or distribution thereof.

     20. Authority of the Committee. The Committee shall have full authority to interpret and construe the terms of the Plan and this Option Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

                    IN WITNESS WHEREOF, the parties have executed this Option Agreement as of the day and year first above written.

                                   TICKETSLIVE CORPORATION

                                   By
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                                   Its
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                                   The undersigned hereby accepts and agrees to
                                   all the terms and provisions of the foregoing Option Agreement and to all the terms and provisions of the Plan herein incorporated by reference.


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                                   Optionee


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                                   Address